Exhibit 23.3



                   CONSENT OF CS FIRST BOSTON CORPORATION
                   --------------------------------------


     We hereby consent to the inclusion in the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of The Actava Group Inc. of our fairness opinion dated September 28, 1995 addressed to the Board of Directors of The Actava Group Inc. and to the references to CS First Boston Corporation in such registration statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              CS FIRST BOSTON CORPORATION

                              By   /s/ Stephan Month
                                 ------------------------
                                  Stephan Month
                                  Managing Director